Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact: Howard Kaminsky, Exec. VP-CFO (818) 949-5386

SPORT CHALET REPORTS SECOND QUARTER RESULTS
AND EXPANSION TO ARIZONA

Los Angeles, California - (November 2, 2004) - Sport Chalet, Inc. (Nasdaq: SPCH) announced the results for its second quarter ended September 30, 2004. Sales increased 17.2%, from $61.8 million for the quarter ended September 30, 2003 to $72.5 million for the same quarter this year. The increase is the result of opening three new stores in late Fall 2003 and two new stores in the second quarter of this year, as well as a same store sales increase of 5.2%. Gross profit margin increased from 29.9% for the quarter ended September 30, 2003 to 31.0% for the same quarter this year, due to reduced costs from more efficient inbound logistics as well as continued improvements in inventory procurement, which lowered markdowns as a percent of sales. Selling, general and administrative expenses, as a percentage of sales, increased from 25.2% for the three months ended September 30, 2003 to 26.8% for the same period this year, primarily due to the additional labor and advertising expense required to open three new stores, partially offset by the leverage created by the increase in same store sales. Even with new store opening expenses, net income increased $76,000, from $1.7 million, or $0.25 per diluted share, in the second quarter last year to $1.8 million, or $0.25 per diluted share, for the same quarter this year.

For the six months ended September 30, 2004, sales increased 16.4%, from $115.1 million last year to $134.0 million for the same period this year. The increase is the result of opening three new stores in late Fall 2003 and two new stores in the second quarter of this year, as well as a same store sales increase of 5.7%. Gross profit margin increased from 28.9% for the six months ended September 30, 2003, to 30.0% for the same period this year due to reduced costs from more efficient inbound logistics as well as continued improvements in inventory procurement, which lowered markdowns as a percent of sales. Selling, general and administrative expenses, as a percentage of sales, increased from 27.2% for the six months ended September 30, 2003, to 27.4% for the same period this year as a result of the additional labor and advertising expense required to open three new stores, partially offset by the leverage created by the increase in same store sales. Consequently, net income increased $914,000 or 82%, from $1.1 million, or $0.16 per diluted share, for the six months ended September 30, 2003, to $2.0 million, or $0.28 per diluted share, for the same period this year.

Sport Chalet’s expansion in Northern California continued in the second quarter of this year with the opening of stores in the cities of Roseville and Pleasanton. The Company also strengthened its primary Southern California market by adding a store location in Arcadia. In addition, the Company is scheduled to open two stores in the third quarter of fiscal 2005 in the cities of Elk Grove and Visalia. The Company currently plans to expand into Arizona with an initial opening of four locations in the Phoenix area in fiscal 2005-2006.

“Our team executed the new store openings well during the quarter without disruption to our existing store base while exceeding last year’s earnings,” said Craig Levra, Sport Chalet’s Chairman and Chief Executive Officer. “We continue to manage inventory effectively while achieving same store sales growth and gross profit margin improvement. I am thrilled to announce that we finished our 28th consecutive quarter with no loans outstanding. We believe that we are well positioned to continue this momentum as we expand to our third state in the upcoming year.”

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods superstores in California and Southern Nevada. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune up and repair throughout its current 34 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans in Northern California and Arizona and maintaining its competitive position in Southern California, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission.

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SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended September 30,		Six months ended September 30,
	2004	2003	2004	2003

Net sales	$72,465,181	$61,818,702	$134,003,300	$115,127,978
Cost of goods sold, buying and
occupancy	49,989,199	43,305,377	93,828,640	81,841,640

Gross profit	22,475,982	18,513,325	40,174,660	33,286,338
Selling, general and administrative
expenses	19,419,902	15,580,745	36,656,257	31,302,214

Income from operations	3,056,080	2,932,580	3,518,403	1,984,124
Interest expense	47,616	55,746	90,907	89,756

Income before taxes	3,008,464	2,876,834	3,427,496	1,894,368
Income tax provision	1,205,000	1,149,000	1,379,000	760,000

Net income	$1,803,464	$1,727,834	$2,048,496	$1,134,368

Earnings per share:
Basic	$0.27	$0.26	$0.31	$0.17

Diluted	$0.25	$0.25	$0.28	$0.16

Weighted average number of
common shares outstanding:
Basic	6,679,590	6,633,667	6,678,631	6,631,667

Diluted	7,217,471	6,944,024	7,202,652	6,937,438

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SPORT CHALET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2004	March 31, 2004
	(Unaudited)
Assets
Current assets:
Cash	$1,371,215	$3,071,648
Accounts receivable, less allowance of $235,000
at September 30, 2004 and $30,000 at March 31, 2004	4,448,821	1,158,934
Merchandise inventories	76,625,015	54,172,055
Prepaid expenses and other current assets	2,443,198	2,202,036
Deferred income taxes	2,326,380	2,443,945

Total current assets	87,214,629	63,048,618
Furniture, equipment and leasehold improvements-net	32,228,634	29,467,976
Deferred income taxes	398,402	83,704
Other assets	87,403	101,036

Total assets	$119,929,068	$92,701,334

Liabilities and stockholders’ equity
Current liabilities:
Bank overdraft	$7,543,711	$—
Accounts payable	29,351,024	11,131,473
Salaries and wages payable	2,988,752	3,354,368
Income taxes payable	574,512	35,631
Other accrued expenses	6,781,965	7,830,961

Total current liabilities	47,239,964	22,352,433

Deferred rent	6,007,412	5,818,026
Stockholders’ equity
Preferred stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares - none	—	—
Common stock, $.01 par value:
Authorized shares - 15,000,000
Issued and outstanding shares - 6,680,701
at September 30, 2004 and 6,673,534
at March 31, 2004	66,807	66,735
Additional paid-in capital	22,933,155	22,830,906
Retained earnings	43,681,730	41,633,234

Total stockholders’ equity	66,681,692	64,530,875

Total liabilities and stockholders’ equity	$119,929,068	$92,701,334

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SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended September 30,
	2004	2003
Operating activities
Net income	$2,048,496	$1,134,368
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	3,761,783	2,986,396
Loss on disposal of furniture, equipment and leasehold improvements	—	244,821
Deferred income taxes	(197,133)	(149,542)
Tax benefit on employee stock options	61,923	4,134
Changes in operating assets and liabilities:
Accounts receivable	(3,289,887)	87,982
Merchandise inventories	(22,452,960)	(10,838,835)
Prepaid expenses and other current assets	(241,162)	(242,571)
Refundable income taxes	—	58,990
Bank overdraft	7,543,711	(566,426)
Accounts payable	18,219,551	9,586,711
Salaries and wages payable	(365,616)	(264,144)
Income taxes payable	538,881	746,488
Other accrued expenses	(1,048,996)	(18,889)
Deferred rent	189,386	295,261

Net cash provided by operating activities	4,767,977	3,064,744

Investing activities
Purchase of furniture, equipment and leasehold improvements	(6,522,441)	(3,681,844)
Other assets	13,633	13,464

Net cash used in investing activities	(6,508,808)	(3,668,380)

Financing activities
Proceeds from exercise of stock options	40,398	39,430

Net cash provided by financing activities	40,398	39,430

Decrease in cash and cash equivalents	(1,700,433)	(564,206)
Cash and cash equivalents at beginning of period	3,071,648	4,230,003

Cash and cash equivalents at end of period	$1,371,215	$3,665,797

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$975,000	$100,000
Interest	—	—

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